Exhibit 2
                      SPECIMEN CLASS A WARRANT CERTIFICATE

                  [FORM OF FACE OF CLASS A WARRANT CERTIFICATE]

No. AW                                                     ____ Class A Warrants

                             VOID AFTER       , 2002

                    CLASS A WARRANT CERTIFICATE FOR PURCHASE
                             OF CLASS A COMMON STOCK

                                  TEKGRAF, INC.

     This certifies that FOR VALUE RECEIVED ________________________________ or registered assigns (the "Registered Holder") is the owner of the number of Class A Warrants ("Warrants") specified above. Each Warrant represented hereby initially entitles the Registered Holder to purchase, subject to the terms and conditions set forth in this Warrant Certificate and the Warrant Agreement (as hereinafter defined), one fully paid and nonassessable share of Class A Common Stock, $.001 value ("Common Stock"), of Tekgraf, Inc., a Delaware corporation (the "Company"), at any time through the Expiration Date (as hereinafter defined), upon the presentation and surrender of this Warrant Certificate with the Subscription Form on the reverse hereof duly executed, at the corporate office of American Stock Transfer & Trust Company as Warrant Agent, or its successor (the "Warrant Agent"), accompanied by payment of $8.40 (the "Purchase Price") in lawful money of the United States of America in cash or by official bank or certified check made payable to the Company.

     This Warrant Certificate and each Warrant represented hereby are issued pursuant to and are subject in all respects to the terms and conditions set forth in the Warrant Agreement (the "Warrant Agreement"), dated
___________________, 1997, by and among the Company, the Warrant Agent and D.H. Blair Investment Banking Corp.

     In the event of certain contingencies provided for in the Warrant Agreement, the Purchase Price or the number of shares of Common Stock subject to purchase upon the exercise of each Warrant represented hereby are subject to modification or adjustment.

     Each Warrant represented hereby is exercisable at the option of the Registered Holder, but no fractional shares of Common Stock will be issued. In the case of the exercise of less than all the Warrants represented hereby, the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate or Warrant


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

Certificates of like tenor, which the Warrant Agent shall countersign, for the balance of such Warrants.

     The term "Expiration Date" shall mean 5:00 P.M. (New York time) on , 2002, or such earlier date as the Warrants shall be redeemed. If such date shall in the State of New York be a holiday or a day on which banks are authorized to close, then the Expiration Date shall mean 5:00 P.M. (New York time) the next following day which in the State of New York is not a holiday or a day on which banks are authorized to close.

     The Company shall not be obligated to deliver any securities pursuant to the exercise of the Warrants represented hereby unless a registration statement under the Securities Act of 1933, as amended, with respect to such securities is effective. The Company has covenanted and agreed that it will file a registration statement and will use its best efforts to cause the same to become effective and to keep such registration statement current while any of the Warrants are outstanding. The Warrants represented hereby shall not be exercisable by a Registered Holder in any state where such exercise would be unlawful.

     This Warrant Certificate is exchangeable, upon the surrender hereof by the Registered Holder at the corporate office of the Warrant Agent, for a new Warrant Certificate or Warrant Certificates of like tenor representing an equal aggregate number of Warrants, each of such new Warrant Certificates to represent such number of Warrants as shall be designated by such Registered Holder at the time of such surrender. Upon due presentment with any tax or other governmental charge imposed in connection therewith, for registration of transfer of this Warrant Certificate at such office, a new Warrant Certificate or Warrant Certificates representing an equal aggregate number of Warrants will be issued to the transferee in exchange therefor, subject to the limitations provided in the Warrant Agreement.

     Prior to the exercise of any Warrant represented hereby, the Registered Holder shall not be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided in the Warrant Agreement.

     The Warrants represented hereby may be redeemed at the option of the Company, at a redemption price of $.05 per Warrant at any time after , 1998 (or earlier as provided in the Warrant Agreement), provided the Market Price (as defined in the Warrant Agreement) for the Common Stock shall exceed $11.75 per share. Notice of redemption shall be given not later than the thirtieth day before the date fixed for redemption, all as provided in the Warrant Agreement. On and after the date fixed for redemption, the Registered Holder shall have no rights with respect to the Warrants represented hereby except to receive the $.05 per Warrant upon surrender of this Warrant Certificate.

     Prior to due presentment for registration of transfer hereof, the Company and the Warrant Agent may deem and treat the Registered Holder as the absolute owner hereof and of each Warrant represented hereby (notwithstanding any notations of ownership or writing hereon made by anyone other than a duly authorized officer of the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary.

     The Company has agreed to pay a fee of 5% of the Purchase Price upon certain conditions as specified in the Warrant Agreement upon the exercise of the Warrants represented hereby.

     This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of New York.

     This Warrant Certificate is not valid unless countersigned by the Warrant Agent.

     IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or in facsimile, by two of its officers thereunto duly authorized and a facsimile of its corporate seal to be imprinted hereon.


                                          TEKGRAF, INC.

Dated: _____________                      By: ______________________________
                                              Phillip C. Aginsky

                                          By: ______________________________
                                              Dan I. Bailey

[seal]

Countersigned:

AMERICAN STOCK TRANSFER
  & TRUST COMPANY
    as Warrant Agent

By _________________________
     Authorized Officer

                    [FORM OF REVERSE OF WARRANT CERTIFICATE]

                                SUBSCRIPTION FORM

                     To Be Executed by the Registered Holder
                          in Order to Exercise Warrants

     The undersigned Registered Holder hereby irrevocably elects to exercise ________ Warrants represented by this Warrant Certificate, and to purchase the securities issuable upon the exercise of such Warrants, and requests that certificates for such securities shall be issued in the name of

            PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

                       _________________________________

                       _________________________________

                       _________________________________

                       _________________________________

                     [please print or type name and address]

and be delivered to

                       _________________________________

                       _________________________________

                       _________________________________

                       _________________________________
                     [please print or type name and address]

and if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below.

     The undersigned represents that the exercise of the Warrants evidenced hereby was solicited by a member of the National Association of Securities Dealers, Inc. If not solicited by an NASD member, please write "unsolicited" in the space below. Unless otherwise indicated by listing the name of another NASD member firm, it will be assumed that the exercise was solicited by D.H. Blair Investment Banking Corp. or D.H. Blair & Co., Inc.


                                            ____________________________________
                                                    (Name of NASD Member)


Dated: ______________                       X __________________________________

                                            ____________________________________

                                            ____________________________________
                                                          Address


                                            ____________________________________
                                               Taxpayer Identification Number


                                            ____________________________________
                                                     Signature Guaranteed


                                            ____________________________________


THE SIGNATURE TO THE ASSIGNMENT OR THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A MEMBER OF THE MEDALLION STAMP PROGRAM.

                                   ASSIGNMENT

                     To Be Executed by the Registered Holder
                           in Order to Assign Warrants

FOR VALUE RECEIVED, ___________________ hereby sells, assigns and transfers unto

            PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER
                                  OF TRANSFEREE

                       _________________________________

                       _________________________________

                       _________________________________

                       _________________________________
                     [please print or type name and address]

_____________________ of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitutes and appoints __________________ Attorney to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.


Dated: ___________                          X   ________________________________
                                                      Signature Guaranteed


                                            ____________________________________


THE SIGNATURE TO THE ASSIGNMENT OR THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A MEMBER OF THE MEDALLION STAMP PROGRAM.


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